SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): November 4, 1999
  (October 22, 1999)


                             Mason Oil Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)



            Utah                 800-28184              37-0278175
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      (State or Other          (Commission            (IRS Employer
      Jurisdiction of          File Number)        Identification No.)
       Incorporation)


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       1324 Capital Circle, N.W., Unit C, Lawrenceville, Georgia   30043

             (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (770) 338-1958
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                  6637 Ravenwood Drive, Sarasota Florida 34243
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          (Former Name or Former Address, if Changed Since Last Report)

      Item 1. Changes in Control of Registrant.


     On October 22, 1999, Mason Oil Company, Inc., a Utah corporation ("Mason") and Brandmakers, Inc., a closely-held Georgia corporation ("Brandmakers"), consummated an asset purchase agreement (the "Asset Purchase Agreement"), pursuant to which Mason purchased substantially all of the assets of Brandmakers in consideration for the issuance of 89,000,000 shares of Mason's common stock. As a result of the consummation of the Asset Purchase Agreement, Brandmakers holds approximately 85% of the issued and outstanding shares of Mason's common stock.


     Upon the consummation of the Asset Purchase Agreement, pursuant to an action without a meeting board of directors as authorized by Section 16-10a-821 of the Revised Utah Business Corporation Act, Mason's directors and officers, consisting of Paul B. Ingram, John L. Naylor, John K. Price and Geoffrey J. Pickles, resigned. Geoff Williams, Bob Palmquist and Joy Williams were elected and appointed as Mason's directors and officers in the following capacities, until each such individual's death, resignation, valid removal or replacement, or until such individual's successor is duly elected and qualified:


           Officer                                  Position
          ---------                                 ---------

           Geoff Williams                           Chief Executive Officer


           Bob Palmquist                            President


           Joy Williams                             Secretary and Treasurer


      Item 2:  Acquisition or Disposition of Assets.


     On October 22, 1999, Mason acquired substantially all of the assets of Brandmakers in consideration for the issuance of 89,000,000 shares of Mason's common stock pursuant to the terms of the Asset Purchase Agreement. The assets consist primarily of current assets, property, plant and equipment. The closing price for the Mason's common stock as of October 22, 1999 was $0.26.


     The Asset Purchase Agreement was consummated following approval of the Asset Purchase Agreement by the board of directors of Mason. The aggregate purchase price of substantially all of the assets of Brandmakers was 89,000,000 shares of Mason common stock


     The consideration for the purchase of substantially all of the assets of Brandmakers was determined through arms-length negotiations between the parties. No material relationships exist between any of the former Brandmakers shareholders and Mason or any of Mason's affiliates, directors, officers or any associate of any director or officer of Mason.


     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of the Businesses Acquired.


     It is impracticable to provide financial statements of the Seller at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

(b)  Pro Forma Financial Information.

     It is impracticable to provide pro forma financial information relative to the Seller and the Company at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

(c)  Exhibits.


     2.1  Asset Purchase Agreement,  consummated October 22, 1999.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    MASON OIL COMPANY, INC.


      Dated:  November 4, 1999      By: :/s/ Geoff Williams

                                    Geoff Williams

                                    Chief Executive Officer